UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2003

STORAGE ALLIANCE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-27131
(Commission File Number)

98-0222922
(IRS Employer Identification No.)

725, 435-Fourth Avenue SW, Calgary, Canada
(Address of principal executive offices and Zip Code)

(403) 264-2500
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

We have been granted a CDN$99,900 Scientific Research and Experimental Development (SR&ED) expenditures credit from CCRA (Canada Customs and Revenue Agency) of the Canadian Government. The credit includes a CDN$94,296 cash refund.

As part of the application process for this credit, we were subject to a rigorous scientific and financial audit. The successful evaluation from the CCRA demonstrates our commitment to investing in the development of innovative solutions for the energy sector.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Storage Alliance Inc.

/s/ Jeff Ascah
By: Jeff Ascah
President, Director Chief Executive Officer and Chief Financial Officer
Date: May 13, 2003